UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2013, Telanetix, Inc., a Delaware corporation (“Telanetix”), entered into an Amendment to Loan and Security Agreement (the “Loan Amendment”) by and among itself, its direct and indirect subsidiaries (together with Telanetix, the “Borrowers”), and East West Bank (“East West”), which amended that certain Loan and Security Agreement, dated as of December 14, 2012, by and among the Borrowers and East West (the “Loan Agreement”).

The Loan Amendment provides the Borrowers with a revolving line of credit in a principal amount not to exceed $1,000,000 (the “Line of Credit”).  The Line of Credit expires on January 15, 2015.  The aggregate amount of advances outstanding at any time under the Line of Credit may not exceed the Borrowing Base, which is the lesser of (1) $1,000,000 or (2) 75% of the aggregate of Eligible Accounts, provided, however, prior to East West’s receipt of a satisfactory collateral exam prior to January 31, 2013, the Borrowing Base is limited to the lesser of (1) $300,000 or (2) 75% of the aggregate amount of Eligible Accounts.  “Eligible Accounts” is defined as the Borrowers’ accounts subject to the exceptions detailed in the Loan Agreement.

In connection with the Loan Amendment, the Borrowers executed a Promissory Note (the “Note”) pursuant to which the Borrowers jointly and severally promised to pay to East West the principal amount of $1,000,000 or, if less, the outstanding “Advances” made under the Loan Agreement (as amended), together with interest on the unpaid outstanding principal balance of each Advance.  All outstanding principal plus all accrued unpaid interest shall be paid in one payment by the Borrowers on January 15, 2015.  In addition, the Borrowers will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 2, 2013, with all subsequent interest payments to be due on the same day of each month thereafter.  The interest rate on the Note is subject to change from time to time based on changes in the daily Wall Street Journal Prime Rate, as quoted in the “Money Rates” column of The Wall Street Journal (Western Edition), rounded to two decimal places, as determined by East West, plus a margin of 1.250 percentage points.  Upon prepayment of the Note caused by a termination or cancellation of the Note, the Borrowers are required to pay a premium equal to 1% of the original amount of the Note amount so prepaid if such prepayment occurs prior to the first anniversary of the Note.  After the first year anniversary, there is no prepayment penalty.  The indebtedness under the Note is secured by a security interest and lien on substantially all of the Borrowers’ assets.

The Borrowers have not borrowed under the Line of Credit as of the date of the Loan Amendment.

Copies of the Loan Amendment and the Note are attached to this current report on Form 8-K as Exhibit 10.1 and Exhibit 4.1, respectively, and they are incorporated by reference as though they were fully set forth herein.   The foregoing summary description of the Loan Amendment and the Note and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Loan Amendment and the Note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1
Promissory Note, dated as of January 16, 2013, issued by Telanetix, Inc., a Delaware corporation, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., and AccessLine Communications Corporation to East West Bank (X)

10.1
Amendment to Loan and Security Agreement, dated as of January 16, 2013, by and among Telanetix, Inc., a Delaware corporation, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., and AccessLine Communications Corporation, and East West Bank  (X)

__________________________
(X)	Filed herewith.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Telanetix, Inc.

Dated: January 24, 2013	By:	/s/ Paul C. Bogonis
Paul C. Bogonis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Promissory Note, dated as of January 16, 2013, issued by Telanetix, Inc., a Delaware corporation, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., and AccessLine Communications Corporation to East West Bank (X)

10.1
Amendment to Loan and Security Agreement, dated as of January 16, 2013, by and among Telanetix, Inc., a Delaware corporation, Telanetix, Inc., a California corporation, AccessLine Holdings, Inc., and AccessLine Communications Corporation, and East West Bank  (X)

__________________________
(X)	Filed herewith.